Okta Announces First Quarter Fiscal Year 2023 Financial Results
•Q1 revenue grew 65% year-over-year; subscription revenue grew 66% year-over-year
•Remaining performance obligations (RPO) grew 43% year-over-year to $2.71 billion; current remaining performance obligations (cRPO) grew 57% year-over-year to $1.41 billion

SAN FRANCISCO – June 2, 2022 – Okta, Inc. (Nasdaq: OKTA), the leading independent identity provider, today announced financial results for its first quarter ended April 30, 2022.

“We delivered solid first quarter results highlighted by strength in new customer additions, dollar-based net retention rate, and the success we’re having with large customers as they continue their journey to the cloud,” said Todd McKinnon, Chief Executive Officer and co-founder of Okta. “Organizations around the world have made it clear that identity is the foundation for their digital transformation projects and zero trust security environments. Okta is the recognized leader in identity and we’re confident in our ability to capture more of the massive market opportunity.”

First Quarter Fiscal 2023 Financial Highlights:
•Revenue: Total revenue was $415 million, an increase of 65% year-over-year. Subscription revenue was $398 million, an increase of 66% year-over-year. On an Okta standalone basis (excluding $66 million attributable to Auth0), total revenue grew 39%.
•Remaining Performance Obligations (RPO): RPO, or subscription backlog, was $2.71 billion, an increase of 43% year-over-year. cRPO, which is contracted subscription revenue expected to be recognized over the next 12 months, was $1.41 billion, up 57% compared to the first quarter of fiscal 2022.
•Calculated Billings: Total calculated billings was $389 million, an increase of 7% year-over-year. Calculated billings includes the effect of billings process improvements that were enacted at the end of the first quarter of fiscal 2022. Calculated billings increased 52% when viewed on a like-for-like basis, which includes the full effect of the billings process improvements in the first quarter of fiscal 2022.
•GAAP Operating Loss: GAAP operating loss was $240 million, or 58% of total revenue, compared to a GAAP operating loss of $91 million, or 36% of total revenue, in the first quarter of fiscal 2022.
•Non-GAAP Operating Loss: Non-GAAP operating loss was $41 million, or 10% of total revenue, compared to non-GAAP operating loss of $16 million, or 6% of total revenue, in the first quarter of fiscal 2022.
•GAAP Net Loss: GAAP net loss was $243 million, compared to a GAAP net loss of $109 million in the first quarter of fiscal 2022. GAAP net loss per share was $1.56, compared to a GAAP net loss per share of $0.83 in the first quarter of fiscal 2022.
•Non-GAAP Net Loss: Non-GAAP net loss was $43 million, compared to non-GAAP net loss of $13 million in the first quarter of fiscal 2022. Non-GAAP basic and diluted net loss per share was $0.27, compared to non-GAAP basic and diluted net loss per share of $0.10 in the first quarter of fiscal 2022.

•Cash Flow: Net cash provided by operations was $19 million, or 5% of total revenue, compared to net cash provided by operations of $56 million, or 22% of total revenue, in the first quarter of fiscal 2022. Free cash flow was $11 million, or 3% of total revenue, compared to $53 million, or 21% of total revenue, in the first quarter of fiscal 2022.
•Cash, cash equivalents, and short-term investments were $2.49 billion at April 30, 2022.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures, and reconciliations between GAAP and non-GAAP information are contained in the tables below.
Financial Outlook:
For the second quarter of fiscal 2023, the Company expects:
•Total revenue of $428 million to $430 million, representing a growth rate of 36% year-over-year;
•Current RPO of $1.48 billion to $1.49 billion, representing a growth rate of 35% to 36% year-over-year;
•Non-GAAP operating loss of $44 million to $43 million; and
•Non-GAAP net loss per share of $0.32 to $0.31, assuming weighted-average shares outstanding of approximately 156 million.

For the full year fiscal 2023, the Company now expects:
•Total revenue of $1.805 billion to $1.815 billion, representing a growth rate of 39% to 40% year-over-year;
•Non-GAAP operating loss of $167 million to $162 million; and
•Non-GAAP net loss per share of $1.14 to $1.11, assuming weighted-average shares outstanding of approximately 157 million.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Okta has not reconciled its expectations as to non-GAAP operating loss and non-GAAP net loss per share to their most directly comparable GAAP measures because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP operating loss and non-GAAP net loss per share are not available without unreasonable effort.

Webcast Information:
Okta will host a live video webcast at 2:00 p.m. Pacific Time on June 2, 2022 to discuss the results and outlook. The news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the webcast. The live video webcast will be accessible from the Okta investor relations website at investor.okta.com.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net margin, non-GAAP net loss per share, basic and diluted, free cash flow, free cash flow margin, current calculated billings and calculated billings. Certain of these non-GAAP financial measures exclude stock-based compensation, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, amortization of debt discount and debt issuance costs and loss on early extinguishment and conversion of debt. Non-GAAP financial measures reflect the adoption of ASU 2020-06 under the modified retrospective method as of February 1, 2022, as applicable.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends and market size, opportunities and positioning. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," "shall" and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, the market for our products may develop more slowly than expected or than it has in the past; our results of operations may fluctuate more than expected; there may be significant fluctuations in our results of operations and cash flows related to our revenue recognition or otherwise; the impact of COVID-19, related public health measures and any associated economic downturn on our business and results of operations may be more than we expect; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could damage our reputation and cause us to incur significant costs; we could experience interruptions or performance problems associated with our technology, including a service outage; we may not be able to pay off our convertible senior notes when due; global economic conditions could worsen; we may not achieve expected synergies and efficiencies of operations between Okta and Auth0, and we may not be able to successfully integrate the companies. Further information on potential factors that could affect our financial results is included in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

About Okta
Okta is the leading independent identity provider. The Okta Identity Cloud enables organizations to securely connect the right people to the right technologies at the right time. With more than 7,000 pre-built integrations to applications and infrastructure providers, Okta provides simple and secure access to people and organizations everywhere, giving them the confidence to reach their full potential. More than 15,800 organizations, including JetBlue, Nordstrom, Siemens, Slack, Takeda, Teach for America, and Twilio, trust Okta to help protect the identities of their workforces and customers.
Okta uses its investor.okta.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

Investor Contact:
Dave Gennarelli
investor@okta.com

Media Contact:
Vitor De Souza
press@okta.com

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Revenue:
Subscription	$397,941	$240,058
Professional services and other	17,002	10,948
Total revenue	414,943	251,006
Cost of revenue:
Subscription(1)	110,876	52,398
Professional services and other(1)	20,289	13,725
Total cost of revenue	131,165	66,123
Gross profit	283,778	184,883
Operating expenses:
Research and development(1)	161,651	68,863
Sales and marketing(1)	252,473	146,521
General and administrative(1)	109,343	60,180
Total operating expenses	523,467	275,564
Operating loss	(239,689)	(90,681)
Interest expense	(2,868)	(22,760)
Interest income and other, net	1,704	4,355
Loss on conversion of debt	—	(136)
Interest and other, net	(1,164)	(18,541)
Loss before provision for income taxes	(240,853)	(109,222)
Provision for income taxes	1,860	10
Net loss	$(242,713)	$(109,232)

Net loss per share, basic and diluted	$(1.56)	$(0.83)

Weighted-average shares used to compute net loss per share, basic and diluted	155,875	131,777

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended April 30,
	2022	2021
Cost of subscription revenue	$16,625	$7,250
Cost of professional services and other	3,637	2,342
Research and development	69,044	20,093
Sales and marketing	39,802	21,066
General and administrative	40,415	13,361
Total stock-based compensation expense	$169,523	$64,112

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	April 30,	January 31,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$194,227	$260,134
Short-term investments	2,292,902	2,241,657
Accounts receivable, net of allowances	258,911	397,509
Deferred commissions	77,120	74,728
Prepaid expenses and other current assets	75,483	66,605
Total current assets	2,898,643	3,040,633
Property and equipment, net	66,418	65,488
Operating lease right-of-use assets	144,731	147,940
Deferred commissions, noncurrent	188,490	191,029
Intangible assets, net	298,823	316,968
Goodwill	5,401,343	5,401,343
Other assets	47,233	42,294
Total assets	$9,045,681	$9,205,695
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$33,752	$20,203
Accrued expenses and other current liabilities	110,928	89,315
Accrued compensation	83,207	143,805
Convertible senior notes, net	5,198	16,194
Deferred revenue	952,190	973,289
Total current liabilities	1,185,275	1,242,806
Convertible senior notes, net, noncurrent	2,188,675	1,815,714
Operating lease liabilities, noncurrent	163,868	170,611
Deferred revenue, noncurrent	19,074	22,933
Other liabilities, noncurrent	16,095	31,775
Total liabilities	3,572,987	3,283,839

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	15	15
Class B common stock	1	1
Additional paid-in capital	7,411,550	7,749,716
Accumulated other comprehensive loss	(36,148)	(12,009)
Accumulated deficit	(1,902,724)	(1,815,867)
Total stockholders’ equity	5,472,694	5,921,856
Total liabilities and stockholders' equity	$9,045,681	$9,205,695

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended April 30,
	2022	2021(1)
Cash flows from operating activities:
Net loss	$(242,713)	$(109,232)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	169,523	64,112
Depreciation, amortization and accretion	30,060	13,134
Amortization of debt discount and issuance costs	1,449	21,331
Amortization of deferred commissions	19,140	11,816
Deferred income taxes	(355)	(829)
Non-cash charitable contributions	1,381	2,024
Loss on conversion of debt	—	136
Gain on strategic investments	(1,380)	(2,895)
Other, net	(648)	(909)
Changes in operating assets and liabilities:
Accounts receivable	139,247	(22,747)
Deferred commissions	(21,928)	(14,861)
Prepaid expenses and other assets	(12,952)	(3,861)
Operating lease right-of-use assets	6,643	5,072
Accounts payable	15,177	1,627
Accrued compensation	(60,318)	(23,837)
Accrued expenses and other liabilities	9,470	10,965
Operating lease liabilities	(8,007)	(6,285)
Deferred revenue	(24,958)	111,314
Net cash provided by operating activities	18,831	56,075
Cash flows from investing activities:
Capitalization of internal-use software costs	(2,487)	(10)
Purchases of property and equipment	(5,328)	(3,259)
Purchases of securities available for sale and other	(306,831)	(189,533)
Proceeds from maturities and redemption of securities available for sale	231,314	344,820
Purchases of intangible assets	(1,040)	(113)
Payments for business acquisitions, net of cash acquired	(3,970)	—
Net cash provided by (used in) investing activities	(88,342)	151,905
Cash flows from financing activities:
Payments for conversions of convertible senior notes	(4)	(12)
Proceeds from hedges related to convertible senior notes	—	1
Proceeds from stock option exercises	5,386	16,190
Net cash provided by financing activities	5,382	16,179
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	(4,041)	647
Net increase (decrease) in cash, cash equivalents and restricted cash	(68,170)	224,806
Cash, cash equivalents and restricted cash at beginning of period	272,656	448,630
Cash, cash equivalents and restricted cash at end of period	$204,486	$673,436
(1) The condensed consolidated statement of cash flows for the prior period has been adjusted to conform to current period presentation.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define Non-GAAP gross profit and Non-GAAP gross margin as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue, amortization of acquired intangibles and acquisition and integration-related expenses.

	Three Months Ended April 30,
	2022	2021
Gross profit	$283,778	$184,883
Add:
Stock-based compensation expense included in cost of revenue(1)	20,262	9,592
Amortization of acquired intangibles	11,335	1,593
Acquisition and integration-related expenses(2)	459	—
Non-GAAP gross profit	$315,834	$196,068
Gross margin	68%	74%
Non-GAAP gross margin	76%	78%
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.
Non-GAAP Operating Loss and Non-GAAP Operating Margin
We define Non-GAAP operating loss and Non-GAAP operating margin as GAAP operating loss and GAAP operating margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles and acquisition and integration-related expenses.

	Three Months Ended April 30,
	2022	2021
Operating loss	$(239,689)	$(90,681)
Add:
Stock-based compensation expense(1)	169,523	64,112
Non-cash charitable contributions	1,381	2,024
Amortization of acquired intangibles	21,205	1,593
Acquisition and integration-related expenses(2)	6,555	7,054
Non-GAAP operating loss	$(41,025)	$(15,898)
Operating margin	(58)%	(36)%
Non-GAAP operating margin	(10)%	(6)%
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.

Non-GAAP Net Loss, Non-GAAP Net Margin and Non-GAAP Net Loss Per Share, Basic and Diluted
We define Non-GAAP net loss and Non-GAAP net margin as GAAP net loss and GAAP net margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, amortization of debt discount and debt issuance costs and loss on early extinguishment and conversion of debt. Adjustments reflect the adoption of ASU 2020-06 under the modified retrospective method as of February 1, 2022, as applicable.
We define Non-GAAP net loss per share, basic, as Non-GAAP net loss divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted.
We define Non-GAAP net loss per share, diluted, as Non-GAAP net loss divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted adjusted for the potentially dilutive effect of (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense, and (ii) convertible senior notes outstanding and related warrants. In addition, Non-GAAP net loss per share, diluted, includes the anti-dilutive impact of our note hedge and capped call agreements on convertible senior notes outstanding, as applicable. Accordingly, we did not record any adjustments to Non-GAAP net loss for the potential impact of the convertible senior notes outstanding under the if-converted method.

	Three Months Ended April 30,
	2022	2021
Net loss	$(242,713)	$(109,232)
Add:
Stock-based compensation expense(1)	169,523	64,112
Non-cash charitable contributions	1,381	2,024
Amortization of acquired intangibles	21,205	1,593
Acquisition and integration-related expenses(2)	6,555	7,054
Amortization of debt discount and debt issuance costs(3)	1,449	21,331
Loss on conversion of debt(3)	—	136
Non-GAAP net loss	$(42,600)	$(12,982)

Net margin	(58)%	(44)%
Non-GAAP net margin	(10)%	(5)%

Weighted-average shares used to compute net loss per share, basic and diluted	155,875	131,777
Non-GAAP weighted-average effect of potentially dilutive securities	—	—
Non-GAAP weighted-average shares used to compute non-GAAP net loss per share, diluted	155,875	131,777

Net loss per share, basic and diluted	$(1.56)	$(0.83)
Non-GAAP net loss per share, basic and diluted	$(0.27)	$(0.10)
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.
(3) Reflects the adoption of ASU 2020-06 under the modified retrospective method effective February 1, 2022.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(unaudited)

Free Cash Flow and Free Cash Flow Margin
We define Free cash flow as net cash provided by operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized internal-use software costs. Free cash flow margin is calculated as Free cash flow divided by total revenue.

	Three Months Ended April 30,
	2022	2021
Net cash provided by operating activities	$18,831	$56,075
Less:
Purchases of property and equipment	(5,328)	(3,259)
Capitalization of internal-use software costs	(2,487)	(10)
Free cash flow	$11,016	$52,806
Net cash provided by (used in) investing activities	$(88,342)	$151,905
Net cash provided by financing activities	$5,382	$16,179
Free cash flow margin	3%	21%
Calculated Billings
We define Calculated Billings as total revenue plus the change in deferred revenue, net of acquired deferred revenue, and less the change in unbilled receivables, net of acquired unbilled receivables, in the period.

	Three Months Ended April 30,
	2022	2021
Total revenue	$414,943	$251,006
Add:
Deferred revenue, current (end of period)	952,190	613,167
Unbilled receivables, current (beginning of period)	3,228	2,604
Less:
Deferred revenue, current (beginning of period)	(973,289)	(502,738)
Unbilled receivables, current (end of period)	(4,039)	(894)
Current Calculated Billings	393,033	363,145
Add:
Deferred revenue, noncurrent (end of period)	19,074	11,745
Less:
Deferred revenue, noncurrent (beginning of period)	(22,933)	(10,860)
Calculated Billings	$389,174	$364,030